Exhibit 99.1

YUMA ENERGY, INC.
NEWS RELEASE

Yuma Energy, Inc. Progresses Restructuring Process with
Amended and Restated Credit Facility

HOUSTON, TX – December 2, 2019 – Yuma Energy, Inc. (NYSE American: YUMA) (“Yuma” or “Company,” “we” or “our”) today announced that the Company and certain of its subsidiaries have entered into an amended and restated Credit Agreement (“Credit Agreement”) with its lender, YE Investments LLC, an affiliate of Red Mountain Capital Partners, LLC. (“Red Mountain”). The Credit Agreement provides for an additional three-year senior secured delayed-draw term loan of up to $2.0 million with a maturity date of September 30, 2022 and was entered into in conjunction with the Restructuring and Exchange Agreement dated September 30, 2019, by and among Yuma, Red Mountain and certain of their affiliates (the “Restructuring Agreement”). The latest agreement provides capital availability subject to the terms of the Credit Agreement where advances are made at the sole discretion of the lender.

Mr. Anthony C. Schnur, Interim Chief Executive Officer and Chief Restructuring Officer of Yuma commented, “With the cooperation of Red Mountain, we continue to drive our restructuring process. Importantly, access to the funds under the Credit Agreement will allow us to conduct oil and gas production enhancement operations while our efforts in restructuring our balance sheet and capital structure continue.

In addition to the Credit Agreement detailed herein, there are a number of transactions in connection with the Restructuring Agreement that are outlined in our press release dated November 14, 2019 and our quarterly report on Form 10-Q filed on November 14, 2019 with the Securities and Exchange Commission (“SEC”). While the Company anticipates the completion of the contemplated transactions, there is no guarantee that some terms and conditions will not change.

Continuing Uncertainty
The Company’s audited consolidated financial statements for the year ended December 31, 2018, included a going concern qualification. The risk factors and uncertainties described in our SEC filings for the year ended December 31, 2018, the quarter ended March 31, 2019, the quarter ended June 30, 2019, and the quarter ended September 30, 2019 raise substantial doubt about the Company's ability to continue as a going concern.

Please refer to our recently filed Quarterly Report on Form 10-Q for the three months ended September 30, 2019 and all our filings with the SEC for further information.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to obtain stockholder approval of the transactions; the ability to consummate the transactions; the consequences of consummating the transactions; the ability of the Company to enter into an amended and restated credit facility; the ability to maintain sufficient liquidity to fund operations; the ability to remain listed on the NYSE American; the ability to continue as a going concern; and the ability to use net operating losses to offset cancellation of indebtedness income. The Company’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q. recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600
ccoale@dennardlascar.com